Exhibit 10.1

[***] Certain confidential information has been omitted because (i) the Company customarily and actually treats that information as private or confidential and (ii) the omitted information is not material.

1st AMENDMENT TO GLOBAL SERVICE AGREEMENT

This 1st Amendment to the Global Service Agreement of 2022 ("Amendment" and “Agreement” respectively) is entered into as of January 1, 2025 (“Effective Date”) by and between:

(A)	DHL International (UK) Limited (Company Number 1184988) whose registered office is at Southern Hub, Unit 1, Horton Road, Colnbrook, Berkshire, England, SL3 0B UK ("DHL"); and

(B)	Global-e Online Ltd. (Company Number 514889534) whose registered office is at 9 Hapsagot Street, Petah Tikva, Israel 4951041 ("Global-e").

(together the "Parties" and individually a "Party") each acting for itself and on behalf of its affiliates, or other group subsidiaries (“Affiliate”), where such Affiliate can be a provider or a recipient of the DHL Services hereunder, or render or enjoy, as the case may be, the terms and provisions set out in this Agreement.

WHEREAS, DHL and Global-e entered into the Agreement in which the Parties have agreed terms which are applicable worldwide, including future agreements to be entered into by the Parties or their respective local applicable Affiliates; and

WHEREAS, the Parties wish to renew and amend the Agreement for an additional term based on updated and amended commercial terms to be applicable worldwide; and

WHEREAS, the Parties have agreed to the terms set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

1.	Term

1.1.	This Amendment shall govern the renewal of the Agreement for the period commencing January 1, 2025, and ending on December 31, 2027, both dates included ("Renewal Term").

2.	Commercial Terms for the Renewal Term

2.1.
The rates and surcharges applicable to the DHL Services, as well as charges for optional, ancillary and value-added services and the rules for when and how they may change are all set forth in the rate cards attached herewith as Schedule 1A (the “2025 Rate Cards”). These Rate Cards shall replace, as of the Effective Date, and supersede all prior rate cards and pricing agreements between the Parties which are the subject matter of the Agreement, [***].

2.2.	Demand Surcharge. [***]. For the avoidance of any doubt, the Demand Surcharge will apply to Global-e (at the terms specified herein) if and only if [***]

2.3.
2026 Rate Card. With respect to the calendar year starting on January 1, 2026 through December 31, 2026 (both dates included), the DHL Services will be performed based on the 2025 Rate Card plus GPI [***] (the “2026 Rate Card”). Both rate increases include any and all GPI increase and surcharges updates, including the RAS to be imposed in 2026 [***], and no additional increases will be made respective to the 2025 Rate Card. [***]. The RAS impact for the [***] will be calculated based on the [***] and the expected impact will lead to a [***] so the overall increase remains at [***].

2.4.
2027 Rate Card. With respect to the calendar year starting on January 1, 2027 through December 31, 2027 (both dates included), the Services will be performed based on the 2026 Rate Card giving effect to [***] (the “2027 Rate Card”). No additional increases will be made respective to the 2026 Rate Card.

2.5.	Global-e acknowledge that the rate cards pricing was calculated by DHL based on [***].

2.6.
High Inflation Clause. In the event that (i) the annual inflation rate in the origin country, as published by the relevant authority or organization, exceeds [***], or (ii) the currency of the origin country devalues by more than [***], the Carrier reserves the right to adjust the rates applicable to the origin country. Such adjustments will be made in accordance with the Carrier's Published Country Standard GPI percentage for the origin country, which will be communicated to all customers by the Carrier with a reasonable notice period.

2.7.
No other pricing adjustments, price increases, surcharges or fees will be imposed or introduced during the Renewal Term, except in circumstances arising from an unexpected, industry and market-wide affecting global event or series of events (e.g. global pandemic). In such circumstances, the Parties will negotiate in good faith to agree the adjustments, if any, to the pricing terms or other terms contained herein.

3.	Other Terms

3.1.	All capitalised terms in this Amendment shall have the meaning given to such terms in this Amendment or the Agreement unless the context requires otherwise.

3.2.
As of the Effective Date, this Amendment contains the entire agreement of the Parties and supersedes all other oral or written agreements with respect to the subject matters of the Agreement. This Amendment explicitly replaces the rate cards and pricing in Schedule 1 of Agreement with the rate card in Schedule 1A on this Amendment. The Parties agree that all provisions outlined in this Amendment shall supersede and replace all prior terms, conditions, and obligations set forth in Section 4 of the Agreement (Charges). Any oral or written representations made by one Party to the other and not contained in this Amendment shall not have any contractual effect whatsoever. Amendments to this Amendment are valid only when signed by duly authorized representatives of both Parties.

3.3.
In the event of a conflict, the following order of precedence shall apply: this Addendum (ii) schedule 1A (Services & Charges); (iii) the Agreement except as specifically amended in this Amendment; (iv) any other Schedules hereto; and (v) the Terms and Conditions.

IN WITNESS WHEREOF, the Parties have signed this Amendment on the date below.

DHL International (UK) Limited Name: John Cornish Title: CEO Signature: /s/ John Cornish Date: July 22, 2025	Global-e Online Ltd Name: Shahar Tamari Title: COO Signature: /s/ Shahar Tamari Date: July 22, 2025

SCHEDULE 1A

SERVICES AND CHARGES

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